Exhibit 99.1
                                                ------------



                           Corporate Communications Contacts:
                           Main Line           (847) 700-5538
                           Night/Weekend       (847) 700-4088
                           Investor Relations Contact:
                           John Springer       (847) 700-7501






            UNITED AIRLINES MAY TRAFFIC DECLINES 1.3%




     CHICAGO, June 4, 1999 -- United Airlines' total scheduled

revenue passenger miles (RPMs) declined 1.3 percent in May versus the comparable month in 1998.

     "Domestic performance in May was weaker than anticipated,"

said Jim Goodwin, president and chief operating officer. "Our restrictive competitive response to broad-based sale fares from low-cost competitors resulted in lower than expected domestic traffic.  Additionally, we encountered implementation problems with the switchover to our new yield management system (ORION cut-

over was on April 6).  In light of these developments, revenue performance for the second quarter and full year 1999 will be below our original expectations."

     As a result, United now anticipates second quarter earnings to range between $2.40 to $2.80 per fully distributed share.  The company forecasts 1999 fully distributed earnings per share to range between $9.00 and $11.00, while its internal goal remains to earn $11.00 per fully distributed share.  The forecasted

ranges of fully distributed earnings per share exclude any impact of UAL's sale of up to 17.5 million shares of Galileo.


     Safe Harbor Statement under the Private Securities

Litigation Reform Act of 1995:  Information regarding revenue and fully distributed earnings per share is forward-looking, and actual results could differ materially from expected results.

Factors that could significantly affect revenue and fully

distributed earnings per share include: industry capacity

decisions, the airline pricing environment, fuel prices, the success of the Company's cost control efforts, actions of the

U.S., foreign and local governments, willingness of customers to travel, the Asian economic environment and travel patterns,

foreign currency exchange rate fluctuations, the economic

environment of the airline industry and the general economic environment.


n.b.:  While UAL Corporation reports its earnings under GAAP -

- Generally Accepted Accounting Principles -- a more complete understanding of UAL Corporation's performance may be gained by viewing the results on a pro forma, fully distributed basis.

This presentation considers all ESOP shares that will be issued to employees over the course of the ESOP period to be immediately outstanding, thus "fully distributed."  Consistent with this presentation, the "ESOP compensation expense" --  which reflects the commitment of stock to employees -- is excluded from fully distributed expenses and ESOP convertible preferred stock

dividends are not deducted from earnings attributable to common stockholders.  No adjustments are made to fully distributed

earnings to reflect future salary increases.


     As the largest air carrier in the world and the largest

majority employee-owned company, United Airlines offers nearly

2,370 flights a day to 138 airports in 27 countries and one U.S.

territory.   United is a founding member of the Star Alliance, a

global network of airlines including Air Canada, Air New Zealand,

Ansett Australia, Lufthansa, SAS, Thai Airways International and

Varig.  All Nippon Airways of Japan will join the Star Alliance

in October of 1999.   United Airlines' Internet address is

http://www.ual.com.



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                                 1999        1998
                                 May         May      PERCENT
                                (000)       (000)      CHANGE


SCHEDULED SERVICE ONLY:
  REVENUE PLANE MILES          78,063      73,881         5.7
  NUMBER OF DEPARTURES         69,145      66,255         4.4
  REVENUE PASSENGERS            7,099       7,227        -1.8

REVENUE PASSENGER MILES:
  NORTH AMERICA             6,480,397   6,517,773         -.6
  PACIFIC                   1,710,175   2,014,534       -15.1
  ATLANTIC                  1,554,514   1,353,725        14.8
  LATIN AMERICA               440,347     434,498         1.3
  TOTAL                    10,185,433  10,320,530        -1.3

AVAILABLE SEAT MILES:
  NORTH AMERICA             9,703,273   9,030,628         7.4
  PACIFIC                   2,656,414   2,885,375        -7.9
  ATLANTIC                  2,007,144   1,638,012        22.5
  LATIN AMERICA               750,377     784,549        -4.4
  TOTAL                    15,117,208  14,338,564         5.4

PASSENGER LOAD FACTOR (PERCENT):
  NORTH AMERICA                  66.8        72.2     -5.4pts
  PACIFIC                        64.4        69.8     -5.4pts
  ATLANTIC                       77.4        82.6     -5.2pts
  LATIN AMERICA                  58.7        55.4      3.3pts
  TOTAL                          67.4        72.0     -4.6pts

CARGO TON MILES:
  FREIGHT                     211,245     190,847        10.7
  MAIL                         49,069      48,109         2.0
  TOTAL                       260,314     238,956         8.9

TOTAL SYSTEM INCLUDING CHARTER:
  REVENUE PASSENGER MILES  10,190,513  10,324,028        -1.3
  AVAILABLE SEAT MILES     15,124,001  14,344,731         5.4

  REVENUE PSGR. KM.        16,399,593  16,614,458        -1.3
  AVAILABLE SEAT KM.       24,339,055  23,084,976         5.4

  TOTAL REVENUE TON MILES   1,279,365   1,271,365          .6
  TOTAL AVAIL. TON MILES    2,311,054   2,171,032         6.4

  TOTAL REV. TON KM.        1,856,021   1,844,177          .6
  TOTAL AVAIL. TON KM.      3,374,139   3,169,707         6.4



                             (more)


                              YEAR TO     YEAR TO     PERCENT
                                 DATE        DATE      CHANGE
                                 1999        1998

SCHEDULED SERVICES ONLY (000):
REVENUE PLANE MILES           371,485     357,863         3.8
NUMBER OF DEPARTURES          330,359     324,245         1.9
REVENUE PASSENGERS             34,160      33,503         2.0

REVENUE PASSENGER MILES:
NORTH AMERICA              31,356,797  30,119,918         4.1
PACIFIC                                 9,742,873        -6.8
                           9,084,877
ATLANTIC                                5,495,398        17.4
                           6,451,604
LATIN AMERICA               2,349,062   2,389,243        -1.7
TOTAL                      49,242,340  47,747,432         3.1

AVAILABLE SEAT MILES:
NORTH AMERICA              45,958,502  43,644,859         5.3
PACIFIC                    13,195,520  14,602,237        -9.6
ATLANTIC                    8,793,183   7,437,512        18.2
LATIN AMERICA               3,826,615   3,937,881        -2.8
TOTAL                      71,773,820  69,622,489         3.1

PASSENGER LOAD FACTOR (PERCENT):
NORTH AMERICA                    68.2        69.0      -.8pts
PACIFIC                          68.8        66.7      2.1pts
ATLANTIC                         73.4        73.9      -.5pts
LATIN AMERICA                    61.4        60.7       .7pts
TOTAL                            68.6        68.6       .0pts

CARGO TON MILES
FREIGHT                       955,780     935,142         2.2
MAIL                          253,037     251,809          .5
TOTAL                       1,208,817   1,186,951         1.8

TOTAL SYSTEM INCLUDING CHARTER
REVENUE PASSENGER MILES    49,276,625  47,772,243         3.1
AVAILABLE SEAT MILES       71,828,902  69,664,203         3.1

REVENUE PSGR. KM.          79,300,873  76,879,871         3.1
AVAILABLE SEAT KM.        115,594,252 112,110,602         3.1


TOTAL REVENUE TON MILES     6,136,485   5,964,190         2.9
TOTAL AVAIL. TON MILES     10,955,952  10,495,100         4.4

TOTAL REV. TON KM.          8,901,951   8,652,136         2.9
TOTAL AVAIL. TON KM.       15,995,690  15,322,846         4.4


                              -UA-